Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-236735

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 19, 2020)

1,000,000 Shares of Common Stock

We are offering 1,000,000 shares of our common stock, par value $0.001 per share, or Common Stock, to Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to this prospectus supplement and the accompanying base prospectus. This sale will be made in accordance with the Purchase Agreement, dated May 13, 2020, entered into between us and Lincoln Park, referred to in this prospectus supplement as the Purchase Agreement.

Pursuant to the Purchase Agreement, we will sell to Lincoln Park 1,000,000 shares of our Common Stock for an aggregate purchase price of $1,090,000. We will pay all of the expenses incident to the registration, offering and sale of our shares of Common Stock under this prospectus supplement and the accompanying base prospectus.

Lincoln Park may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. Our common stock is traded on the exchange market of NYSE American LLC (the “NYSE American”) under the symbol “IBIO.” On May 13, 2020, the last reported sales price of our common stock on the NYSE American was $1.09 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 14, 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-236735) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2020, which was amended on March 13, 2020 and declared effective on March 19, 2020.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 19, 2020, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “iBio,” the “Company,” “we,” “us” and “our” refer to iBio, Inc. and its subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and page 6 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise requires, the terms “iBio,” “we,” “us” and “our” refer to iBio, Inc. and its subsidiaries.

Our Company

iBio is a biologics contract development and manufacturing organization (“CDMO”) and biotechnology company. iBio’s deploys its proprietary FastPharmingTM Expression System to provide development and manufacturing services to clients, collaborators and third-party customers as well as for use in the development of its own product candidates. The FastPharming System combines vertical farming of the Nicotiana benthamiana plant, automated hydroponics, transient transfection and glycan engineering technologies to rapidly deliver gram quantities of high-quality monoclonal antibodies, virus-like particle (“VLP”) and subunit vaccines, bioinks and other proteins. The FastPharming System offers several advantages versus traditional expression systems including:

·	Speed: Shorter time-to-clinic with clinical-scale production in weeks versus months

·	Cost-Effectiveness: No expensive, labor-intensive, and costly mammalian cell line development

·	Quality: Consistently high performing recombinant proteins from batch-to-batch and enhanced potency for some products with powerful glycosylation controls

·	Scalable: Each N. benthamiana plant is its own bioreactor, so scale-up issues are avoided by simply growing more plants

·	Safe: Favorable safety profile due to the avoidance of animal-origin raw materials in the production process, and the inability of mammalian viruses to replicate in plants

 iBio's development and manufacturing services include:

Process Development	Feasibility assessment and development of manufacturing processes using FastPharming Technology for optimized gene-expression, glycosylation, and purification parameters to meet client specifications for their active pharmaceutical ingredients (“APIs”).

Manufacturing	Biologics production using the FastPharming System to deliver custom biologics for clinical trials.

Fill / Finish	Aseptic vial and bottle filling and finishing services with in-line labelling that provides serialization capability for greater quality assurance.

Bio-Analytics	Method development and validation with expertise in protein characterization using mass spectrometry.

Factory Solutions	Design and consulting services for the establishment of a client’s own environmentally-friendly FastPharmingTM Facility, complete with technology transfer and licenses.

Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 600 Madison Avenue, Suite 1601, New York, NY 10022, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is traded on NYSE American under the symbol “IBIO.”

S-2

THE OFFERING

Common stock offered by us:	1,000,000 shares of our common stock

Common stock outstanding immediately after the offering:	118,360,032 shares of our common stock

Manner of offering:	Pursuant to the Purchase Agreement, we will sell 1,000,000 shares of Common Stock to Lincoln Park for an aggregate purchase price of $1,090,000. See "Plan of Distribution" on page S-9 of this prospectus supplement for a more complete description of the manner of offering.

Use of Proceeds:	We currently intend to use the net proceeds of this offering for operating costs, including working capital needs and for other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk Factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NYSE American symbol:	“IBIO”

S-3

RISK FACTORS

Investing in our common stock involves a high degree of risk. This prospectus supplement does not describe all of those risks. You should consider the risk factors described in this prospectus under the caption “Risks Related to This Offering and Our Securities” below, as well as the those described under the caption “Risk Factors” in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 26, 2019, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

If any of these risks occur, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to this Offering and Our Securities

You will experience immediate and substantial dilution as a result of this offering.

The offering price per share in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering. Based on the sale of 1,000,000 shares of our common stock at the public offering price of $1.09 per share, for aggregate gross proceeds of approximately $1,090,000, and after deducting estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.99 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering and the offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed illustration of the dilution you may incur as a result of this offering. You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payments of dividends is within the discretion of our board of directors, no cash dividends on our common stock have been declared or paid by us, and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and approval of our products and cause the price of our common stock to decline.

We need additional funding to execute our business plan, which funding may not be available on commercially acceptable terms or at all. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate the commercialization of our development and manufacturing services and efforts or our product development programs.

We have limited financial resources and need substantial additional funding in connection with our continuing operations, especially if we are delayed or are unsuccessful in attracting and maintaining customers for the development, manufacturing and technology transfer services offered by iBio CDMO. To the extent that we initiate or continue clinical development without securing collaborator or licensee funding, our research and development expenses could increase substantially. Additionally, to the extent that our efforts to out-license our technologies and product candidates are unsuccessful or we find that it is necessary to advance the development of product candidates further than contemplated by our current business plans to secure favorable licensing terms, we would require substantial additional capital.

S-4

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives, as well as through sales of common stock. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise capital in sufficient amounts when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

We expect our existing cash on hand as of May 13, 2020, in the amount of approximately $15.8 million, together with funds we may develop from future sales pursuant to the purchase agreement we entered into on March 19, 2020 with Lincoln Park, and proceeds realized in connection with license and collaboration arrangements and the operation of our subsidiary, iBio CDMO, will be sufficient to meet our projected operating requirements through June 30, 2021. Based on our projections, the Company plans to fund its future business operations using cash on hand, through proceeds from the sale of additional equity or other securities, and through proceeds realized in connection with the commercialization of its technologies and proprietary products, license and collaboration arrangements and the operation of iBio CDMO.

We have based this projection on assumptions that may prove to be wrong, in which case we may deplete our cash resources sooner than we currently anticipate. Our future capital requirements will depend on many factors, including:

•	further obtaining and retention of developmental, manufacturing and facility build-out and technology transfer opportunities at the CDMO;

•	the ability to generate and increase third-party client sales and realized revenue at iBio CDMO;

•	our ability to attract additional licensees or other third parties willing to fund development, and, if successful, commercialization of product candidates;

•	the costs, timing and regulatory review of our own product candidates;

•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and

•	the extent to which we acquire or invest in businesses, products and technologies.

If we are unsuccessful in raising additional capital or other alternative financing, we might have to defer or abandon our efforts to commercialize our intellectual property and decrease or even cease operations.

iBio is subject to compliance under the NYSE American continued listing standards as set forth in Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE American Company Guide.

On October 16, 2019, the Company received notice from NYSE American that it is currently is below NYSE American’s continued listing standards set forth in Section 1003(a)(ii) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $4,000,000 and has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, and Section 1003(a)(iii) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $6,000,000 and has reported losses from continuing operations and/or net losses in its five most recent fiscal years. NYSE American indicated that a review of the Company shows that the Company is below compliance with Section 1003(a)(ii) and Section 1003(a)(iii) because it reported stockholders’ equity of $2.46 million as of June 30, 2019 and net losses in its five most recent fiscal years ended June 30, 2019.

On December 9, 2019, the Company received a further notice from NYSE American that the Company currently is below NYSE American’s continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide, which applies if a listed company has stockholders’ equity of less than $2,000,000 and has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2019.

On January 10, 2020, the Company received notice from NYSE American that NYSE Regulation has accepted the Company’s November 15, 2019 plan to regain compliance with the exchange’s continued listing standards set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide and has granted the Company through December 9, 2020, subject to periodic review by the exchange, including quarterly monitoring, to regain compliance with the initiatives outlined in the plan. If the Company is not in compliance with the continued listing standards by December 9, 2020, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff will initiate delisting proceedings as appropriate.

S-5

The Company expects revenues related to its CDMO core services offering, potential commercialization of its technologies and the potential development and eventual commercialization of proprietary pipeline products. The Company cannot be certain it will succeed in these activities and may never generate revenues that are significant or large enough to achieve profitability.

 iBio is subject to compliance under the NYSE American continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide, related to securities selling price.

The Company is subject to NYSE American continued listing standards, pursuant to Section 1003(f)(v) of the Company Guide, whereby the Company’s continued listing is impacted by iBio, Inc.’s securities selling for a low price per share for a substantial period of time.

The December 9, 2019 notification from NYSE American described above under “Risk Factors - iBio is subject to compliance under the NYSE American continued listing standards as set forth in Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE American Company Guide” also stated that NYSE American has determined that the Company’s securities have been selling for a low price per share for a substantial period of time and pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing on the exchange is predicated on the Company effecting a reverse stock split or otherwise demonstrating sustained improvement in its share price within a reasonable period of time, which the exchange has determined to be no later than June 9, 2020.

The sale of our common stock through current or future equity offerings may cause dilution and could cause the price of our common stock to decline.

We are entitled under our certificate of incorporation to issue up to 275 million shares of common stock, par value $.001 per share, and 1 million shares of preferred stock.

On November 30, 2017, the Company closed a public offering of 2,250,000 shares of its common stock at a public offering price of $2.00 per share raising gross proceeds of $4,500,000. The shares of common stock were issued pursuant to an underwriting agreement entered into between the Company and Aegis Capital Corp. (“Aegis”). The Company paid Aegis a discount of 7% to the public offering price with respect to shares purchased in the offering by investors who did not have a pre-existing relationship with the Company prior to the offering (the “New Investors”), and a discount of 3.5% to the public offering price with respect to shares purchased in the offering by investors who did have a pre-existing relationship with the Company. In addition to the underwriting discounts, the Company issued to Aegis 11,000 shares of its common stock, equal to 2% of the aggregate shares of common stock sold in the offering to the New Investors. The Company incurred underwriting discounts, commissions and other offering expenses of $311,000 related to closing and completion of this public offering.

On June 26, 2018, the Company closed on an underwritten public offering with total gross proceeds of approximately $16,000,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company. The securities offered by the Company consisted of (i) 4,350,000 shares of common stock at $0.90 per share, (ii) 6,300 shares of Series A Preferred Stock, with a stated value of $1,000 per preferred share, and convertible into an aggregate of 7,000,000 shares of common stock at $0.90 per share, (iii) 5,785 shares of Series B Preferred Stock, with a stated value of $1,000 per preferred share, and convertible into an aggregate of 6,427,778 shares of common stock at $0.90 per share. The Company granted the underwriters A.G.P./Alliance Global Partners, a 45-day option to purchase up to an additional 2,666,666 shares of common stock to cover over-allotments, if any. On July 12, 2018, the Company received approximately $1,350,000, before deducting underwriting discounts, commissions and other offering expenses payable by the Company, from the proceeds of the sale of 1,500,000 over-allotment shares of common stock purchased at $0.90 by the underwriter during the 45-day provision.

On October 29, 2019, the Company closed a public offering of (i) 2,450,000 shares of the Company’s common stock, (ii) 4,510 shares of the Company’s Series C Convertible Preferred Stock, (iii) 25,000,000 Series A warrants to purchase shares of the Company’s Common Stock and (iv) 25,000,000 Series B warrants to purchase shares of the Company’s Common Stock. The net proceeds to the Company from the sale of the Shares, Series C Preferred Shares, and Warrants was approximately $4.52 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

On March 19, 2020, we entered into a purchase agreement with Lincoln Park, pursuant to which we have the right to sell to Lincoln Park up to an aggregate of $50,000,000 in shares of our Common Stock over the 36-month term of the purchase agreement, subject to certain limitations and conditions set forth in the purchase agreement. As of May 13, 2020, we have sold 15.0 million shares of Common Stock for gross proceeds of approximately $15.7 million pursuant to this facility.

S-6

As of May 13, 2020, we had issued and outstanding approximately 117,360,032 shares of common stock, one share of iBio CMO Preferred Tracking Stock, no shares of Series A Preferred, 5,785 shares of Series B Preferred and no shares of Series C Preferred. As of May 13, 2020, 2.2 million options to purchase shares of common stock were outstanding, 41,150 shares of common stock were issuable upon exercise of restricted stock units and we had approximately 4.3 million shares of common stock reserved for future issuance of additional equity grants under our 2018 Omnibus Equity Incentive Plan, as amended.

In addition, we had approximately 28,925,000 shares of common stock reserved for future possible conversions of the Series B Preferred. Accordingly, we will be able to issue up to approximately 122 million additional shares of common stock and 994,214 shares of preferred stock. Sales of our common stock offered through current or future equity offerings may result in substantial dilution to our stockholders. Sales of our common stock offered through current or future equity offerings may result in substantial dilution to our stockholders. The sale of a substantial number of shares of our common stock to investors, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Our business and share price may be adversely affected by the COVID-19 pandemic.

The outbreak of the coronavirus disease 2019 (COVID-19) in China and its spread and continued progress in various countries around the world, including the United States, has led authorities around the globe to take various extraordinary measures to stem the spread of the disease, such as emergency travel and transportation restrictions, school closures, quarantines and social distancing measures. The outbreak of COVID-19 has had an adverse effect on global markets and may lead to a major slowdown in the economy in the United States and globally.

On March 11, 2020, iBio filed four provisional patent applications (the “Patent Applications”) that apply its Virus Like Particle [VLP] platform technology, or its lichenase carrier immunostimulatory (“LickM”) adjuvant technology, in conjunction with its FastPharming™ Manufacturing System for treating or preventing infections with the SARS-CoV-2 virus, which is the agent that causes COVID-19.

In addition, as previously announced, on February 6, 2020, the Company and Beijing CC-Pharming Ltd. (“BCCP”) executed a Statement of Work 2 (“SOW2”), pursuant to an existing Master Joint Development Agreement between iBio and BCCP, memorializing their collaborative efforts to develop and test a new BCCP 2019-nCoV vaccine to be manufactured using iBio’s FastPharming System™.

The contemplated collaborative effort with BCCP is still in early stages and has not yet progressed in any material respect. There is no assurance that the contemplated collaboration with BCCP or the Company’s separate activities relating to the development of intellectual property in the field of vaccine candidate development for the SARS-CoV-2 virus, which are reflected in the filing of the Patent Applications described above, will result in the development of any successful product candidates or generate any proceeds to the Company. These efforts are subject to the risks relating to the development and commercialization of our technologies and product candidates, risks relating to our intellectual property and other risks relating to our operations described in our Annual Report on Form 10-K for the year ended June 30, 2019, which are incorporated herein by reference.

In addition, we may face additional risks relating to the COVID-19 pandemic and its potential negative effects on our operations, share price and the world economy generally. The rapidly evolving nature of the circumstances is such that it is impossible, at this stage, to determine the full and overall impact the COVID-19 pandemic may have, but it could disrupt production and cause delays in the supply and delivery of products used in our operations, adversely affect our employees and disrupt our operations and manufacturing activities, all of which may have a material adverse effect on our business.

On April 16, 2020, we received $600,000 related to our filing under the Paycheck Protection Program and Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Forgiveness of this loan is only available for principal that is used for the limited purposes that qualify for forgiveness under the Small Business Administration’s requirements, and that to obtain forgiveness, we must request it and must provide documentation in accordance with Small Business Administration requirements, and certify that the amounts we are requesting to be forgiven qualify under those requirements. Forgiveness of the loan is dependent upon approval of the Small Business Administration and there can be no assurance or certainty that forgiveness will in fact occur.

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

USE OF PROCEEDS

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. We may invest a portion of the proceeds in iBio CDMO to be used by iBio CDMO for its working capital and general corporate purposes. As of the date of this prospectus supplement and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds of this offering as described above, we intend to invest the net proceeds in short-term interest-bearing investment grade instruments.

These expected uses of proceeds represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including those described in “Special Note Regarding Forward-Looking Statements” above. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our operating expenses. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund our continued activities. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference in this prospectus.

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book deficit as of June 30, 2019 was $1,083,000, or $0.05 per share of our common stock. Historical net tangible book deficit per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2019.

After giving effect to the sale of shares of our common stock in this offering at a price of $1.09 per share and after deducting estimated offering expenses payable by us, the as adjusted net tangible book value as of June 30, 2019 would have been $2,148,000 million, or $0.10 per share. This represents an immediate increase in the as adjusted net tangible book value to existing stockholders of $0.05 per share and an immediate decrease to new investors purchasing common stock in this offering of $0.99 per share, as illustrated by the following table:

Public offering price per share		$1.09
Net tangible book value per share as of June 30, 2019	$0.05
Increase in net tangible book value per share attributable to this offering	$0.05
Net tangible book value per share as of June 30, 2019 after giving effect to this offering		$0.10
Dilution per share to investors purchasing our common stock in this offering		$0.99

S-8

The number of shares of common stock shown above to be outstanding after this offering is based on 117,360,032 shares as of May 13, 2020 and 20,152,458 shares as of June 30, 2019, and excludes:

•	2,157,923 shares of common stock issuable upon exercise of stock options under our 2018 Omnibus Equity Incentive Plan, with a weighted-average exercise price $1.22 per share;

•	41,150 shares of common stock issuable upon exercise of restricted stock units under our 2018 Omnibus Equity Incentive Plan, with a weighted-average exercise price $1.15 per share;

•	4,300,927 shares of common stock reserved for future issuance under our 2018 Omnibus Equity Incentive Plan;

•	28,925,000 shares of common stock that may be issued upon conversion of shares of previously issued preferred stock.

To the extent that options or warrants are exercised, new options or other equity awards are issued under our 2018 Omnibus Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Purchase Agreement with Lincoln Park on May 13, 2020, which provides that we will sell 1,000,000 shares of our Common Stock to Lincoln Park at a price of $1.09 per share, for an aggregate purchase price of $1,090,000, pursuant to this prospectus supplement and the accompanying base prospectus.

We will pay all of the expenses incident to the registration, offering and sale of our shares of Common Stock under this prospectus supplement and the accompanying base prospectus. We estimate that the total expenses for the offering will be approximately $25,000.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended, or the Exchange Act) of our Common Stock or any hedging transaction.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with this offering of our shares of Common Stock, including liabilities arising under the Securities Act and the Exchange Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park may be deemed to be an “underwriter” within the meaning of the Securities Act.

The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust Company.

This is a summary of the material provisions of the Purchase Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Certain Information by Reference” on page S-10 of this prospectus supplement.

S-9

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Andrew Abramowitz, PLLC, New York, New York.

EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2019 and 2018, and for the years then ended, incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part, have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report, which includes an explanatory paragraph related to the Company’s ability to continue as a going concern, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement except for any information that is superseded by other information that is included in this prospectus supplement.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended June 30, 2019 (Commission File No. 001-35023).
•	Current Reports on Form 8-K filed with the SEC on October 11, 2019, October 22, 2019, October 28, 2019, October 28, 2019, October 29, 2019, December 13, 2019, January 9, 2020, January 16, 2020, February 6, 2020, February 21, 2020, February 25, 2020, March 9, 2020, March 13, 2020, March 13, 2020, March 19, 2020, March 20, 2020, March 30, 2020, April 9, 2020 and April 27, 2020 (Commission File No. 001-35023).
•	Quarterly Reports on Form 10-Q filed with the SEC on November 14, 2019 and February 14, 2020 (Commission File No. 001-35023).
•	Preliminary Proxy Statement on Schedule 14A filed with the SEC on January 13, 2020 (Commission File No. 001-35023).
•	Final Proxy Statement on Schedule 14A filed with the SEC on January 23, 2020 and February 6, 2020 (Commission File No. 001-35023).
•	The description of our common stock, par value $0.001 per share, included under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504).

S-10

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus supplement, but not delivered with this prospectus supplement. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

600 Madison Avenue, Suite 1601

New York, NY 10022

302-355-9452

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus supplement at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this prospectus supplement.

S-11

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is traded on the exchange market of NYSE American LLC (the “NYSE American”) under the symbol “IBIO.” On March 12, 2020, the last reported sales price of our common stock on the NYSE American was $1.43 per share.

Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” contained in this prospectus and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, warrants to purchase any of such securities, and units comprised of any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and an accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and an accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and an accompanying prospectus supplement speaks only as of the date set forth on the applicable cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in any applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any information in documents that we have incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside of the United States: we have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Common Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock have no preemptive, redemption or conversion rights and are not subject to future calls or assessments. No sinking fund provisions apply to our common stock. All outstanding shares are fully-paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in assets available for distribution, subject to any prior distribution rights of any preferred stock then outstanding. Holders of common stock are entitled to receive proportionately any such dividends declared by our board of directors, or our Board, out of legally available funds for dividends, subject to any preferences that may be applicable to any shares of preferred stock that may be outstanding at that time. The rights, preferences and privileges of holders of common stock are set forth in our certificate of incorporation, as amended.

Preferred Stock

As discussed below under the heading “The Securities We May Offer,” we may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our Board has the authority, without further action by stockholders, to designate up to 1,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualification, limitations and restrictions thereon, any or all of which may be greater than the rights of our common stock.

If we issue preferred stock, we will fix the designations, powers, preferences and the relative, participating, optional or other special rights, and any qualification, limitations and restrictions of the shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of such series of preferred stock before the issuance thereof. We urge you to read any prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

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Warrants

As discussed below under the heading “The Securities We May Offer,” we may issue warrants for the purchase of common stock, preferred stock, and/or units (as described below) in one or more series, from time to time. We may issue warrants independently or together with common stock and/or preferred stock and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read any prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to such warrants will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

Units

As discussed below under the heading “The Securities We May Offer,” we may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish.

If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference into the registration statement of which this prospectus is a part from other filings we would make with the SEC.

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SUMMARY

This summary highlights certain information about us, this offering and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock and/or warrants. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information in the prospectus, including “Risk Factors” and the financial statements and related notes. Unless we specify otherwise, all references in this prospectus to “iBio,” “we,” “our,” “us” and “our company” refer to iBio Inc.

Business Overview

iBio’s principal current business is to operate a full-service plant-based expression biologics contract development and manufacturing organization (“CDMO”) through its subsidiary, iBio CDMO LLC. iBio’s FastPharmingTM expression system, iBio’s proprietary approach to plant-made pharmaceutical (“PMP”) production, can produce a range of recombinant products including monoclonal antibodies, antigens for subunit vaccine design, lysosomal enzymes, virus-like particles (“VLP”), blood factors and cytokines, scaffolds, maturogens and materials for 3D bio-printing and bio-fabrication, biopharmaceutical intermediates and others, as well as create and produce proprietary derivatives of pre-existing products with improved properties. iBio utilizes its proprietary technologies and production facilities to provide product development and manufacturing services to clients, collaborators and third-party customers as well as developing its own product candidates.

iBio’s FastPharming™ platform includes transient transfection of plants and the use of transgenic plants for biologics development and manufacturing, as well as glycan engineering tools, and offers many benefits over the limitations of other expression systems, including:

•	Fast FastPharmingTM may shorten timelines to the clinic and move a program from gene sequence to protein production in weeks versus months

•	Economical No expensive, labor-intensive, and costly mammalian cell line development

•	Quality Production of consistent therapeutics to standards that are well accepted by global regulatory bodies

•	Scalable Fewer time-consuming scale-up challenges

•	Safe Inherently enhanced product safety profile
	o	No animal products or animal-derived components are used at any point in FastPharmingTM
	o	No inherent adventitious agents and no competency for agent replication

•	Customized N-glycosylation FastPharmingTM allows for N-glycosylation customization of products. Glycan engineering in plants affords greater control and may deliver increased product potency and quality

iBio CDMO services consist of the following core offerings:

Process Development	FastPharmingTM optimizes gene-expression, glycosylation, and purification parameters to deliver a robust process for an active pharmaceutical ingredient (API). iBio's process development team is integrated with its manufacturing team to optimize processes and technology transfer.

cGMP Manufacturing	The FastPharmingTM system works at large-scale to reliably deliver biologics in clinical trial or commercial quantities. iBio's cGMP manufacturing facility was designed to provide highly flexible production schemes.

Aseptic Fill / Finish	iBio offers sterile aseptic fill/finish as part of its core process development and cGMP manufacturing services, as well as a stand-alone service for biopharmaceutical/CDMO bulk API manufacturers. In-line labelling allows serialization of vials and bottles for greater quality assurance of monoclonal antibodies, viral vectors, and other biologics.

Bio-Analytics	iBio's analytical team provides method development and validation as part of its core process development and cGMP manufacturing services, while also performing these services on an ad hoc basis. An experienced analytical staff provides method development and validation support with expertise in protein characterization using mass spectrometry.

Factory Solutions	iBio facilitates insourcing by designing and consulting on the building of a client’s own environmentally sustainable FastPharmingTM facility. iBio offers extensive training and complete transfer of process design and quality management systems under appropriate licensing agreements, allowing clients to quickly move into production upon the completion of their facility.

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iBio was established as a public company in August 2008 as the result of a spinoff from Integrated BioPharma, Inc. and operates in one business segment under the direction of its Executive Chairman. iBio’s wholly-owned and majority-owned subsidiaries (the “Company”) are as follows:

iBio CDMO LLC (“iBio CDMO”) (originally named iBio CMO LLC) – iBio CDMO is a Delaware limited liability company formed on December 16, 2015 as iBio CMO, LLC to develop and manufacture plant-made pharmaceuticals and provide related services to clients. Effective July 1, 2017, iBio CMO changed its name to iBio CDMO. As of December 31, 2015, the Company owned 100% of iBio CDMO. On January 13, 2016, the Company entered into a contract manufacturing joint venture with an affiliate of Eastern Capital Limited (“Eastern”), a stockholder of the Company (the “Eastern Affiliate”). The Eastern Affiliate contributed $15 million in cash for a 30% interest in iBio CDMO. The Company retained a 70% interest in iBio CDMO and contributed a royalty-bearing license which grants iBio CDMO a non-exclusive license to use the Company’s proprietary technologies for research purposes and an exclusive U.S. license for manufacturing purposes. The Company retained the exclusive right to grant product licenses to those who wish to sell or distribute products made using the Company’s technologies.

On February 23, 2017, the Company entered into an exchange agreement with the Eastern Affiliate, pursuant to which the Company acquired substantially all of the interest in iBio CDMO held by the Eastern Affiliate in exchange for one share of the Company’s iBio CMO Preferred Tracking Stock, par value $0.001 per share (the “Preferred Tracking Stock”). After giving effect to the transaction, the Company owns 99.99% of iBio CDMO. See Note 10 for a further discussion.

iBio CDMO’s operations take place in Bryan, Texas in a facility controlled by another affiliate of Eastern (the “Second Eastern Affiliate”) as sublandlord. The facility is a 139,000-square foot Class A life sciences building located on land owned by the Texas A&M system, designed and equipped for plant-made manufacture of biopharmaceuticals. The Second Eastern Affiliate granted iBio CDMO a 34-year lease (the "Sublease") for the facility as well as certain equipment (see Note 9). iBio CDMO commenced commercial operations in January 2016. iBio CDMO expects to operate on the basis of three parallel lines of business: (1) Development and manufacturing of third-party products; (2) Development and production of iBio’s proprietary product(s) for treatment of fibrotic diseases and/or other proprietary iBio products; and (3) Commercial technology transfer services including facility design, as needed.

iBIO DO BRASIL BIOFARMACÊUTICA LTDA (“iBio Brazil”) – iBio Brazil is a subsidiary organized in Brazil in which the Company has a 99% interest. iBio Brazil was formed to manage and expand the Company’s business activities in Brazil. The activities of iBio Brazil are intended to include coordination and expansion of the Company’s existing relationship with Fundacao Oswaldo Cruz/Fiocruz (“Fiocruz”) beyond the Yellow Fever Vaccine program (see Note 7) and development of additional products with private sector participants for the Brazilian market. iBio Brazil commenced operations during the first quarter of the fiscal year ended June 30, 2015.

iBio Manufacturing LLC (“iBio Manufacturing”) – iBio Manufacturing, a wholly-owned subsidiary, is a Delaware limited liability company formed in November 2015. iBio Manufacturing has not commenced any activities to date.

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Corporate Information

We are a Delaware corporation. Our principal executive/administrative offices are located at 600 Madison Avenue, Suite 1601, New York, NY 10022, and our telephone number is (302) 355-0650. Our website address is http://www.ibioinc.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus. Our common stock is traded on NYSE American under the symbol “IBIO.”

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference in this prospectus, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 and December 31, 2019 and as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates and projections about our industry, our beliefs and assumptions. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business Overview,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

We use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We cannot guarantee that we will receive any proceeds in connection with this offering because we may be unable or choose not to issue and sell any securities covered by this prospectus.

Unless otherwise provided in a supplement or amendment to this prospectus, we intend to use any net proceeds from this offering, together with other available funds, for operating costs, including working capital needs and for other general corporate purposes.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and our operating expenses. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors.

We will be required to raise substantial additional capital to continue to fund our continued activities. We may raise additional capital through additional public or private financings, as well as collaborative relationships, incurring debt and other available sources. Please see the discussion of the risks associated with our liquidity under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, which is incorporated by reference in this prospectus

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PLAN OF DISTRIBUTION

The securities being offered may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

•	through underwriters for resale to the public or investors;

•	transactions on NYSE American or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in connection with short sales of the shares;

•	by pledge to secure debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

•	through a combination of any of the above transactions; or

•	any other method permitted by law.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Regulation S may be sold pursuant to Regulation S rather than pursuant to this prospectus.

In connection with the sale of our securities, underwriters may receive compensation from us or from purchasers of our securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our securities may be considered underwriting discounts and commissions under the Securities Act.

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We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our securities against various liabilities, including liabilities under the Securities Act. We may also agree to contribute to payments that the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our securities from us under contracts that provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning any series of our securities, we will indicate that in the prospectus supplement or amendment.

In connection with an offering of our securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our securities for their own account. In addition, underwriters may bid for, and purchase, our securities in the open market to cover short positions or to stabilize the price of our securities. Finally, underwriters may reclaim selling concessions allowed for distributing our securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

DESCRIPTION OF SECURITIES we may offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

Description of Capital Stock

We are authorized to issue 275,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Provisions of our certificate of incorporation, as amended, our first amended and restated bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, as amended, our Board of Directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protect the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	Diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•	Putting a substantial voting block in institutional or other hands that might undertake to support the incumbent Board of Directors, or

•	Effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation, as amended, also allows our Board of Directors to fix the number of directors in our bylaws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation, as amended. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

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Common Stock

Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting for the election of directors. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor subject to the rights of preferred stockholders. We do not intend to pay any cash dividends to the holders of common stock and anticipate reinvesting our earnings. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the preferences of preferred stockholders. Shares of common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock.

Preferred Stock

Our Board is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the Board may fix are:

•	dividend rights,

•	dividend rates,

•	conversion rights;

•	voting rights,

•	terms of redemption, and

•	liquidation preferences.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

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Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue or series of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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Description of Units

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

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We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

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Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides for indemnification of our officers and directors to the extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The separation and distribution agreement that we have entered into with Integrated BioPharma provides for indemnification by us of Integrated BioPharma and its directors, officers and employees for some liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934 in connection with the distribution, and a mutual indemnification of each other for product liability claims arising from their respective businesses, and also requires that we indemnify Integrated BioPharma for various liabilities of iBio, and for any tax that may be imposed with respect to the distribution and which result from our actions or omissions in that regard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Andrew Abramowitz, PLLC, New York, New York.

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EXPERTS

The consolidated financial statements of iBio, Inc. and Subsidiaries as of June 30, 2019 and 2018, and for the years then ended, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, have been so included in reliance on the audit report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, of CohnReznick LLP, an independent registered public accounting firm, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part, given the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information without charge at the public reference facilities of the SEC at the SEC’s Public Reference Room located at the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov). The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

We also make our annual, quarterly and current reports, proxy statements and other information free of charge on our investor website, https://ir.ibioinc.com/sec-filings, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://ir.ibioinc.com/.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	Annual Report on Form 10-K for the year ended June 30, 2019 (Commission File No. 001-35023).
•	Current Reports on Form 8-K filed with the SEC on October 11, 2019, October 22, 2019, October 28, 2019, October 28, 2019, October 29, 2019, December 13, 2019, January 9, 2020, January 16, 2020, February 6, 2020, February 21, 2020, February 25, 2020, March 9, 2020, March 13, 2020 and March 13, 2020 (Commission File No. 001-35023).
•	Quarterly Reports on Form 10-Q filed with the SEC on November 14, 2019 and February 14, 2020 (Commission File No. 001-35023).
•	Preliminary Proxy Statement on Schedule 14A filed with the SEC on January 13, 2020 (Commission File No. 001-35023).
•	Final Proxy Statement on Schedule 14A filed with the SEC on January 23, 2020, February 6, 2020 and March 2, 2020 (Commission File No. 001-35023).
•	The description of our common stock, par value $0.001 per share, included under the caption “Description of Securities” in the Prospectus forming a part of Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 24, 2019 (File No. 333-233504).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus, but not delivered with this prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

iBio, Inc.

Attention: Investor Relations

600 Madison Avenue, Suite 1601

New York, NY 10022

302-355-9452

ir@ibioinc.com

You may also access the documents incorporated by reference into this prospectus at our website address at https://ir.ibioinc.com/sec-filings. The other information and content contained on or linked from our website are not part of this

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Common Stock

Preferred Stock

Warrants

Units

March 19, 2020

PROSPECTUS